SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2004 (October 7, 2004)

HARKEN ENERGY CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10262 (Commission File Number)	95-2841597 (IRS Employer Identification No.)

180 State Street, Suite 200 Southlake, Texas (Address of Principal Executive Offices)	76092 (Zip Code)

Registrant’s telephone number, including area code: (817) 424-2424

Former Name or Former Address, if Changed Since Last Report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 7, 2004, Harken Energy Corporation (the “Company”) entered into a Conversion/Redemption Agreement (the “Agreement”) with the holders of the Company’s Series L Cumulative Convertible Preferred Stock (the “Series L Preferred”), pursuant to which the Company has reduced the conversion price of the Series L Preferred in order to induce the holders to convert their Series L Preferred into common stock. Other than their holdings of Series L Preferred Stock, their purchase of the Series M Cumulative Convertible Preferred Stock described in Item 3.02 of this current report, and in respect of the agreement described herein and therein, there are no material relationships between the holders of the Series L Preferred and the Company or its affiliates.

A full description of the terms and conditions are set forth in the Agreement, which is filed as an exhibit with this current report and is incorporated herein by reference.

Pursuant to the Agreement, each holder of the Series L Preferred has agreed to convert at least 20% of their holdings of Series L Preferred on each of October 8, 2004, November 3, 2004, December 2, 2004, December 31, 2004 and February 2, 2005, provided certain conditions are met, including the condition that a registration statement registering the relevant conversion shares is effective with the Securities and Exchange Commission. The Company has agreed to reduce the conversion price to $0.52 per share for the conversion occurring on or about October 8, 2004. Thereafter, the Company has agreed that the conversion price will be the volume weighted average price of the Company’s common stock for the twenty consecutive trading days immediately preceding the applicable conversion date.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On October 7, 2004, the Company sold 50,000 shares of its Series M Cumulative Convertible Preferred Stock (the “Series M Preferred”) and issued warrants to purchase up to 4,385,965 shares of the Company’s common stock at an exercise price equal to $0.57 per share. The aggregate purchase price for the Series M Preferred and the related warrants was cash consideration of $5,000,000. The Series M Preferred were sold pursuant to Regulation D to investors who represented to us that they were accredited investors as defined in Rule 501 of Regulation D.

The Series M Preferred has a liquidation value of $100 per share, is non-voting and is convertible at the holders’ option into common stock at a conversion price of $0.60 per share, subject to adjustments in certain circumstances. If for any period of thirty consecutive days the average closing price of Harken common stock during such period trades above $0.75 per share for 30 consecutive days, up to 25,000 shares of the Series M Preferred is convertible by Harken, into freely tradable shares of Harken common stock at $0.60 per share. If the average daily volume weighted average price of Harken’s common stock during a period of thirty trading days equals or exceeds $0.90, Harken may convert all the Series M Preferred into freely tradable shares of Harken common stock at $0.60 per share.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

4.1	Certificate of Designations of Series M Convertible Preferred Stock.

4.2	Form of Warrant.

10.1	Preferred Stock Purchase Agreement, dated October 7, 2004.

10.2	Registration Rights Agreement, dated October 7, 2004.

10.3	Conversion/Redemption Agreement, dated October 7, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harken Energy Corporation (Registrant)

Date: October 8, 2004	By:	/s/ ELMER A. JOHNSTON
Elmer A. Johnston Vice President, Secretary and General Counsel

List of Exhibits

Exhibit Number	Description

4.1	Certificate of Designations of Series M Convertible Preferred Stock.

4.2	Form of Warrant.

10.1	Preferred Stock Purchase Agreement dated October 7, 2004.

10.2	Registration Rights Agreement dated October 7, 2004.

10.3	Conversion/Redemption Agreement, dated October 7, 2004